UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2003

REGENT COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15392	31-1492857
(State or other jurisdiction Employer of incorporation)	(Commission File Number)	(IRS Identification Number)

100 East RiverCenter Boulevard, 9th Floor, Covington, Kentucky	41011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (859) 292-0030

Not Applicable
(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets
Item 7. Financial Statements and Exhibits
Combined Financial Statements
Years ended February 28, 2002 and 2001
Report of Independent Auditors
Combined Statements of Financial Position
Combined Statements of Operations
Combined Statements of Shareholder’s Equity (Deficit) and Members’ Deficiency
Combined Statements of Cash Flows
Notes to Combined Financial Statements
Combined Financial Statements
Nine months ended November 30, 2002 and 2001 (Unaudited)
Combined Statements of Financial Position
Combined Statements of Operations
Combined Statements of Shareholder’s Equity (Deficit) and Members’ Deficiency
Combined Statements of Cash Flows
Notes to Combined Financial Statements
Signatures
EX-23.1 Consent of Independent Auditors

Item 2.  Acquisition or Disposition of Assets

     On August 27, 2002, Regent Communications, Inc. (the “Company”) received final approval from the bankruptcy court for the acquisition of 12 radio stations (the “Brill Stations”) from Brill Media Company, LLC and related debtor entities (“Brill”). The stations acquired and the markets they serve are as follows:

•	WIOV-FM and WIOV-AM, serving the Lancaster-Reading, Pennsylvania market

•	WBKR-FM, WKDQ-FM and WOMI-AM, serving the Evansville, Indiana and Owensboro, Kentucky markets

•	KTRR-FM, KUAD-FM and a construction permit for an FM station, serving the Ft. Collins-Greeley, Colorado market

•	KKCB-FM, KLDJ-FM, KBMX-FM and WEBC-AM, serving the Duluth, Minnesota market

On February 25, 2003, Regent completed the acquisition of the above named stations for a net purchase price of approximately $63.6 million in cash, which includes acquisition related costs and assumed liabilities of approximately $1.8 million. The purchase price was funded through borrowings under the Company’s credit facility.

     Prior to August 27, 2002, no material relationship existed between the Company and Brill. Effective September 11, 2002, the Company began operating the acquired stations under a time brokerage agreement.

     The purchase price for these assets was payable in cash or, at Regent’s sole discretion, a combination of cash and Regent common stock. Regent elected to pay the entire purchase price in cash, and at the date of close paid approximately $61.2 million in cash. The cash paid was the purchase price, net of purchase price adjustments and prorated expenses. Regent acquired the tangible and intangible assets of the Brill Stations, barter accounts receivable and payable, deferred revenue liability and certain capital leases for property and equipment, but did not acquire any additional assets or liabilities of Brill.

     This amendment to the Current Report on Form 8-K dated March 11, 2003, is submitted to include the financial statements and pro forma financial information required by Item 7, which were impracticable to provide at the time the Form 8-K was initially filed.

Item 7.  Financial Statements and Exhibits

Page

(a) Financial Statements of Business Acquired

The Radio Businesses of Brill Media Company, LLC Combined Financial Statements — Years ended February 28, 2002 and 2001	3

The Radio Businesses of Brill Media Company, LLC Combined Financial Statements — Nine months ended November 30, 2002 and 2001 (Unaudited)	29

(b) Unaudited Pro Forma Financial Statements	45

(c) Exhibits

2.1	Asset purchase agreement dated as of August 22, 2002 by and among Regent Communications, Inc. and Brill Media Company, LLC and certain of its subsidiaries (excluding schedules and exhibits not deemed material) (previously filed as Exhibit 2.1 to the Registrant’s Form 8-K filed March 11, 2003 and incorporated herein by this reference)

23.1	Consent of Ernst & Young LLP

The Radio Businesses of Brill Media Company, LLC

Combined Financial Statements

Years ended February 28, 2002 and 2001

Contents

Report of Independent Auditors	4
Combined Financial Statements
Combined Statements of Financial Position	5
Combined Statements of Operations	6
Combined Statements of Shareholder’s Equity (Deficit) and Members’ Deficiency	7
Combined Statements of Cash Flows	8
Notes to Combined Financial Statements	9

Report of Independent Auditors

Brill Media Company, LLC:

We have audited the accompanying combined statements of financial position of The Radio Businesses of Brill Media Company, LLC as of February 28, 2002 and 2001, and the related combined statements of operations, shareholder’s equity (deficit) and members’ deficiency, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of The Radio Businesses of Brill Media Company, LLC at February 28, 2002 and 2001, and the combined results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company’s recurring losses, shareholder’s and members’ deficiency, inability to meet its December 15, 2001 interest payment, and the subsequent filing for reorganization under Chapter 11 of the United States Bankruptcy Code and the sale of its operating assets raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Chicago, Illinois
June 19, 2002
except for Notes 1 and 3, as to which the date is
October 15, 2002,
and Note 11, as to which the date is
February 13, 2003
and Note 12, as to which the date is
April 15, 2003	Ernst & Young LLP

The Radio Businesses of Brill Media Company, LLC

Combined Statements of Financial Position

	February 28

	2002	2001

Assets
Current assets:
Cash and cash equivalents	$312,406	$3,593,152
Accounts receivable, net of allowance for doubtful accounts in 2002 — $245,665 and 2001 — $124,391	2,161,593	2,238,537
Other current assets	121,375	172,441

Total current assets	2,595,374	6,004,130
Property and equipment	13,839,752	14,361,280
Less: Accumulated depreciation	6,270,046	6,111,810

Net property and equipment	7,569,706	8,249,470
Notes receivable and accrued interest from managed affiliate	1,023,544	8,302,167
Goodwill and FCC licenses, net of accumulated amortization in 2002 — $2,629,766 and 2001 — $2,278,277	13,032,976	13,383,471
Covenants not to compete, net of accumulated amortization in 2002 — $3,022,817 and 2001 — $2,333,221	412,811	1,102,407
Other assets, net	188,605	2,644,809
Amounts due from related parties	194,003	4,206,420

	$25,017,019	$43,892,874

Liabilities and shareholder’s equity (deficit) and members’ deficiency
Liabilities not subject to compromise:
Current liabilities:
Amounts payable to related parties	$636,284	$1,989,586
Accounts payable	79,394	242,124
Accrued payroll and related expenses	380,273	348,227
Accrued interest	51,848	1,742,500
Other accrued expenses	33,244	62,181
Current maturities of long-term obligations	7,613,152	460,606

Total current liabilities	8,794,195	4,845,224
Liabilities subject to compromise	76,495,636	—
Long-term notes and other obligations	3,504,741	79,247,778
Shareholder’s equity (deficit) and members’ deficiency	(63,777,553)	(40,200,128)

	$25,017,019	$43,892,874

See accompanying notes to combined financial statements.

The Radio Businesses of Brill Media Company, LLC

Combined Statements of Operations

	Year ended February 28

	2002	2001

Operating revenues:
Radio	$16,805,895	$17,603,494
Management fee income	141,600	120,000

	16,947,495	17,723,494
Operating expenses:
Operating departments	13,404,294	12,665,964
Incentive plan	(412,000)	270,000
Management fees	1,503,191	1,592,178
Time brokerage agreement fee, net	12,000	—
Depreciation	847,483	861,988
Amortization of goodwill, FCC licenses, and covenants not to compete	1,048,050	1,000,367

	16,403,018	16,390,497

Operating income	544,477	1,332,997
Other income (expense):
Interest income — Managed affiliate	1,068,985	906,333
Interest income — Advances from/loans to related parties, net	288,617	32,055
Interest expense — Other, net	(9,054,306)	(9,022,184)
Reserve for amounts due from related parties	(12,359,506)	—
Amortization of deferred financing costs	(436,154)	(464,367)
Loss on sale of assets, net	(2,090)	(129,812)
Other, net	(96,219)	(98,917)

	(20,590,673)	(8,776,892)

Loss before reorganization items and income tax provision (benefit)	(20,046,196)	(7,443,895)
Reorganization items	(3,525,725)	—

Loss before income tax provision (benefit)	(23,571,921)	(7,443,895)
Income tax provision (benefit)	9,504	(8,951)

Net loss	$(23,581,425)	$(7,434,944)

See accompanying notes to combined financial statements.

The Radio Businesses of Brill Media Company, LLC

Combined Statements of Shareholder’s Equity (Deficit)
and Members’ Deficiency

Years ended February 28, 2002 and 2001

				Net
				Shareholders'
		Additional	Accumulated	Equity (Deficit)
		Paid-In	Deficit and	and Members'
	Capital	Capital	Members' Deficiency	Deficiency

Balance at February 29, 2000	$15,586	$1,584,482	$(34,370,759)	$(32,770,691)
Capital contributions	5,507	—	—	5,507
Net loss	—	—	(7,434,944)	(7,434,944)

Balance at February 28, 2001	21,093	1,584,482	(41,805,703)	(40,200,128)
Capital contributions	4,000	—	—	4,000
Net loss	—	—	(23,581,425)	(23,581,425)

Balance at February 28, 2002	$25,093	$1,584,482	$(65,387,128)	$(63,777,553)

See accompanying notes to combined financial statements.

The Radio Businesses of Brill Media Company, LLC

Combined Statements of Cash Flows

	Year ended February 28

	2002	2001

Operating activities
Net loss	$(23,581,425)	$(7,434,944)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,895,533	1,862,355
Amortization of deferred financing costs and original issue discount	599,296	665,157
Noncash portion of reorganization items	3,316,308	—
Reserve for amounts due from related parties	12,359,506	—
Incentive plan accrual	(412,000)	270,000
Loss on sale of assets, net	2,090	129,812
Changes in operating assets and liabilities, net of the effect of acquisitions:
Accounts receivable	76,944	159,642
Other current assets	51,066	7,308
Accounts payable	(162,730)	(6,328)
Other accrued expenses	(1,687,543)	(26,347)
Management fees accrual	59,906	167,164
Affiliate interest accrual	(222,580)	60,818
Liabilities subject to compromise	6,020,020	—

Net cash used in operating activities	(1,685,609)	(4,145,363)
Investing activities
Purchase of property and equipment	(163,131)	(570,242)
Purchase of FCC license	—	(1,248,800)
Proceeds from sale of assets	—	252,232
Change in other assets	(4,216)	29,414
Loans to managed affiliate	(577,359)	(599,000)
Loans to related parties, net	(297,000)	—

Net cash used in investing activities	(1,041,706)	(2,136,396)
Financing activities
Increase (decrease) in amounts due to related parties	(205,772)	323,699
Principal payments on long-term obligations	(536,425)	(624,302)
Proceeds from long-term borrowings	184,766	3,817,842
Capital contributions	4,000	5,507

Net cash provided by (used in) financing activities	(553,431)	3,522,746

Net decrease in cash and cash equivalents	(3,280,746)	(2,759,013)
Cash and cash equivalents at beginning of year	3,593,152	6,352,165

Cash and cash equivalents at end of year	$312,406	$3,593,152

Supplemental disclosures of cash flow information:
Interest paid	$5,300,876	$9,263,468
Income taxes paid	7,073	9,117

See accompanying notes to combined financial statements.

The Radio Businesses of Brill Media Company, LLC

Notes to Combined Financial Statements

Years ended February 28, 2002 and 2001

1.  Business Description — Organization and Restructuring

Organization and Basis of Presentation

The combined financial statements include the radio businesses (collectively referred to herein as the “Company”) of Brill Media Company, LLC (“BMC”). BMC’s members are owned by Alan R. Brill (“Mr. Brill”). The Company owned and operated FM and AM radio stations in Pennsylvania, Colorado, Indiana/Kentucky, and Minnesota/Wisconsin. All significant intercompany balances and transactions have been eliminated in combination.

Reorganization and Chapter 11 Filing

In January 2002, certain of BMC’s creditors filed a petition in the United States Bankruptcy Court for the Southern District of Indiana (the “Bankruptcy Court”) under Chapter 7 of the United States Bankruptcy Code (the “Bankruptcy Code”) to force BMC and two of its subsidiaries into involuntary bankruptcy as a result of BMC’s failure to make debt payments due on December 15, 2001. The failure to make such payments was a result of the inability of the Company and other operating subsidiaries of BMC to make their payments on the debt owed to BMC Holdings, LLC (“Holdings”), a wholly owned subsidiary of BMC. In February 2002, seventy-one subsidiaries of BMC, which include the Company, filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code. BMC and the Company are currently operating as debtors-in-possession pursuant to the Bankruptcy Code. An official committee of unsecured creditors was appointed in February 2002. Under Chapter 11, certain claims against BMC and the Company in existence prior to the bankruptcy filings were stayed while BMC and the Company continued business operations as debtors-in-possession. These claims are reflected in the February 28, 2002 combined statement of financial position as “liabilities subject to compromise.” Additional claims may arise subsequent to the bankruptcy filing dates resulting from rejection of executory contracts, including leases, and from the determination by the Bankruptcy Court (or agreed to by parties in interest) of allowed claims for contingencies and other disputed and unanticipated amounts. Secured claims are secured by liens on various property and equipment owned by the Company.

1.  Business Description — Organization and Restructuring (continued)

It is anticipated that the bankruptcy process will result in an investigation and review of various transactions and events including transactions between the Company and other parties including its non-bankrupt affiliates and Mr. Brill. These transactions and events include numerous leases, financings, and other transactions. These investigations may result in claims being asserted and litigation being filed.

Sale of Assets

In August 2002, BMC entered into an agreement (the “Asset Sale”) approved by the Bankruptcy Court to sell certain assets of the Company used in the operations of its AM and FM radio stations to Regent Communications, Inc. (“Regent”) for approximately $62 million. The Company’s cash, accounts receivable, note and accrued interest from managed affiliate, and amounts due from related parties are not included in this transaction. The Asset Sale provides for $31 million payable in cash and the remaining amount to be paid in common stock of Regent. The number of shares of common stock will be determined based on the per share price of the Regent common stock as defined in the Asset Sale agreement. The Asset Sale agreement provides Regent the option to increase the cash portion of the purchase price if the per share price is less than $7.50. The cash proceeds and Regent shares will be distributed in accordance with the Company’s future plan of liquidation as approved by the Bankruptcy Court.

In September 2002, the Company entered into a Time Brokerage Agreement (the “TBA”) with Regent whereby Regent will operate the Company’s stations until the sale is approved by the Federal Communications Commission (“FCC”) and the Asset Sale transaction is completed. Effective with the TBA, Regent pays all non-technical operating expenses of the Company and entered into a $15 million standby letter of credit as a deposit for the purchase of the Company. The FCC subsequently approved the sale, which is expected to close in February 2003.

1.  Business Description — Organization and Restructuring (continued)

Going Concern

The accompanying financial statements have been presented in accordance with the American Institute of Certified Public Accountants Statement of Position 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code” (“SOP 90-7”), and have been prepared in accordance with accounting principles generally accepted in the United States and assume the Company will continue as a going concern. The accompanying financial statements do not purport to reflect or provide for the consequences of the bankruptcy proceedings. In particular, such financial statements do not show: (a) as to assets, their realizable value on a liquidation basis or their availability to satisfy liabilities; (b) as to prepetition liabilities, the amounts that may be allowed for claims or contingencies, or the status and priority thereof; (c) as to shareholder’s and members’ deficiency, the effect of any changes that may be made in the capitalization of the Company; or (d) as to operations, the effect of any changes that may be made in the business.

2.  Significant Accounting Policies

Cash Equivalents

The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

Property and Equipment

Property and equipment are stated at cost. Depreciation is provided under the straight-line method over the estimated useful lives of the various assets as follows:

Buildings and improvements	10 to 40 years
Towers and antennae	13 to 20 years
Broadcast equipment	3 to 10 years
Furniture and fixtures	5 to 10 years

2.  Significant Accounting Policies (continued)

Intangible Assets

Goodwill and FCC licenses are being amortized as required by generally accepted accounting principles. Amortization is calculated on the straight-line basis over a period of 40 years.

Covenants not to compete are being amortized on the straight-line basis over the agreements’ terms up to six years.

Deferred financing costs and favorable leasehold rights are being amortized, prior to the Chapter 11 filing, on the straight-line basis over the terms of the underlying debt (1-10 years) or leases (3-20 years).

Long-Lived Assets

The Company annually considers whether indicators of impairment of long-lived assets held for use, including intangibles, are present. If such indicators are present, the Company determines whether the sum of the estimated undiscounted future cash flows is less than their carrying amounts. The Company recognizes any impairment loss based on the excess of the carrying amount of the assets over their fair value. No impairment loss has been recognized during either of the two years ended February 28, 2002 and 2001.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue when an advertisement is broadcast. The Company also receives fees under a TBA that are recognized based on a stated amount per month.

2.  Significant Accounting Policies (continued)

Advertising

Advertising costs, which are expensed as incurred, totaled $1,094,000 and $1,069,000 for the years ended February 28, 2002 and 2001, respectively.

Comprehensive Income

Net loss for the years ended February 28, 2002 and 2001, is the same as comprehensive loss.

Start-up Costs

All start-up or preopening costs are expensed as incurred.

Recently Issued Accounting Standards

In June 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations, effective July 1, 2001, and No. 142, Goodwill and Other Intangible Assets, effective for fiscal years beginning after December 15, 2001. Under these new standards, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with these statements. Other intangible assets will continue to be amortized over their useful lives. The Company will apply this new accounting standard for goodwill and other intangible assets beginning March 1, 2002, and, accordingly, ceased amortization of its goodwill and FCC licenses as of March 1, 2002. Based upon the value of the assets as evidenced by the Asset Sale, no impairment was indicated or recorded.

SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement, which had no effect on the Company’s combined financial statements, was adopted March 1, 2001.

3.  Chapter 11 Related Matters

Debtor-in-Possession Financing

On May 1, 2002, BMC and subsidiaries entered into a debtor-in-possession credit facility not to exceed $22,150,000, which bears interest at the prime rate plus 1% with a minimum interest of 8% per annum and a termination date of February 28, 2003. The facility restricts BMC and subsidiaries from essentially the same defined limitations as contained in the Indenture and includes certain covenants with respect to financial results. This facility is secured by substantially all assets of BMC and subsidiaries. The proceeds from the debtor-in-possession facility were used to pay off BMC’s $15 million credit facility, of which $6,000,000 was an obligation of the Company, and a $1.3 million senior secured obligation. The debtor-in-possession facility also provides a revolving credit facility not to exceed the lesser of the Maximum Revolving Amount, as defined, or 115% of BMC’s cumulative cash needs reflected on the cash flow forecast and budget for the applicable period. The facility requires monthly interest payments, and the principal balance is due on February 28, 2003.

Liabilities Subject to Compromise

The principal categories of claims classified as liabilities subject to compromise are identified below. All amounts below may be subject to future adjustment depending on Bankruptcy Court action, further developments with respect to disputed claims, or other events. The Chapter 11 process may result in prepetition claims being resolved at amounts substantially less than their allowed amounts.

Liabilities subject to compromise consisted of the following at February 28, 2002:

Senior unsecured notes	$66,589,684
Accrued interest	5,315,811
Performance incentive plans	1,555,000
Amounts payable to related parties	1,385,466
Trade accounts payable and accrued expenses	704,209
Unsecured obligations and other	945,466

$76,495,636

3. Chapter 11 Related Matters (continued)

Reorganization Items

Reorganization items are comprised of items that were realized or incurred by the Company as a result of its decision to reorganize under Chapter 11. During the fiscal year ended February 28, 2002, reorganization items were as follows:

Write-off of deferred financing costs (a)	$2,888,637
Professional fees	415,927
Other (b)	221,161

$3,525,725

(a)	Represents financing costs and original issue discount associated with the senior unsecured notes.
(b)	Adjustment of unsecured obligations to stated value.

Chapter 11 Status

The Company received approval from the Bankruptcy Court to pay or otherwise honor certain of its prepetition obligations, including employee wages and related payroll taxes, employee benefits and amounts due certain critical vendors.

On October 15, 2002, the Bankruptcy Court authorized the rejection of the management and consulting agreements with Brill Media Company, LP (“BMCLP”).

The Company expects to file a plan of liquidation in 2003; however, there can be no assurance that a liquidation plan will be proposed by the Company or confirmed by the Bankruptcy Court or that any such plan will be consummated.

4.  Acquisition

In October 1999, the Company submitted the winning bid of $1,561,000 in accordance with the FCC rules for auctioning broadcast spectrum for a new FM radio broadcast signal in Wellington, Colorado. The Company paid the FCC an initial deposit of $312,000 in October 1999 with the balance due after final FCC authorization. In April 2000, the Company received FCC authorization and licensing of the station was completed and the remaining amount of $1,249,000 was paid. The station began broadcasting in fiscal 2003.

5.  Property and Equipment

Property and equipment consists of the following:

	February 28

	2002	2001

Land	$626,600	$626,600
Buildings and improvements	3,525,560	3,519,500
Towers and antennae	2,562,263	2,529,107
Broadcast equipment	4,635,388	4,847,149
Furniture and fixtures	2,483,336	2,833,769
Construction in progress	6,605	5,155

	$13,839,752	$14,361,280

Property and equipment includes the following assets under capital leases:

	February 28

	2002	2001

Buildings and improvements	$2,223,884	$2,223,884
Broadcast equipment	665,332	665,332
Furniture and fixtures	592,211	592,211

	$3,481,427	$3,481,427

Amortization of property and equipment under capital leases is included with depreciation expense in the statements of operations.

6.  Other Assets, Net

Other assets, net consist of the following:

	February 28

	2002	2001

Deferred financing costs	$617,995	$4,010,495
Favorable leasehold rights	206,859	215,584
Other	398,256	388,461

	1,223,110	4,614,540
Less: Accumulated amortization	1,034,505	1,969,731

	$188,605	$2,644,809

7.  Long-Term Notes and Other Obligations

Long-term obligations consist of the following:

	February 28		February 28
	2002		2001

	Compromised	Uncompromised

Senior unsecured notes (net of unamortized discount of $1,012,709 in 2001)	$66,589,684	$—	$65,665,609
Senior secured facility	—	6,000,000	6,000,000
Senior secured seller obligation, payable quarterly		1,316,740	1,763,669
Mortgage obligations, payable monthly	—	924,515	833,969
Capital leases, payable monthly	—	2,876,638	3,079,409
Unsecured obligations and other, payable monthly	945,466	—	398,728
Performance incentive plans	1,555,000	—	1,967,000

	69,090,150	11,117,893	79,708,384
Less: Current maturities	—	(7,613,152)	(460,606)

	$69,090,150	$3,504,741	$79,247,778

Aggregate maturities of uncompromised long-term obligations during the next five years are as follows:

Fiscal Year	Amount

2003	$7,613,152
2004	277,244
2005	260,696
2006	257,791
2007	224,907

7.  Long-Term Notes and Other Obligations (continued)

Senior Unsecured Notes

The Company and other operating subsidiaries of Holdings (collectively referred to herein as the “Borrowers”) entered into a revolving credit agreement (the “Credit Agreement”) with Holdings covering the senior unsecured notes. The Credit Agreement required semiannual interest payments at a rate of 12%. The Credit Agreement was issued at a discount, which was being amortized to yield an effective interest rate of 12.2% over its term. The Company periodically had borrowings and repayments on the Credit Agreement, which were reallocated to other operating subsidiaries. Due to non-payment of interest, the Credit Agreement is in default and earns interest at 14% from January 17, 2002. Due to the Chapter 11 filing, unamortized original issue discount and deferred financing costs associated with the Credit Agreement were written off as a reorganization item. The Borrowers are jointly and individually responsible for the $105,000,000 of borrowings under the Credit Agreement. The Borrowers are restricted from any action not permitted under the Senior Notes discussed below, engaging in any business activities unrelated to the current business activities of the Borrowers, or a change in ownership.

Borrowings under the Credit Agreement were funded with proceeds from BMC’s December 30, 1997, issuance of $105 million of 12% senior notes (the “Senior Notes”) due in 2007.

The Senior Notes bear cash interest, payable semiannually, at a rate of 12%. The Senior Notes were issued at a discount, which was being amortized to yield an effective interest rate of 12.2%. As described in Note 1, due to non-payment of interest, the Senior Notes are in default and earn interest at 14% from January 17, 2002. Also, due to the bankruptcy, all unamortized original issue discount and deferred financing costs associated with the Senior Notes were written off by BMC as reorganization items.

7.  Long-Term Notes and Other Obligations (continued)

The Senior Notes are only redeemable at BMC’s option in the event of an initial public offering or beginning December 15, 2002, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest:

Period Beginning December 15	Redemption Price

2002	106%
2003	104
2004	102
2005 and thereafter	100

Following one or more public offerings of the BMC’s capital stock with aggregate proceeds of at least $25 million, BMC may redeem up to 25% of the aggregate principal amount of the Senior Notes at 112% of the principal amount, plus accrued and unpaid interest provided the principal amount outstanding after any such redemption is at least $79 million.

Upon the occurrence of a change in control, as defined, each holder of the Senior Notes has the right to require BMC to purchase all or any part of such holder’s notes at 101% of the principal amount thereof, plus accrued and unpaid interest.

The Senior Notes are senior unsecured obligations of BMC. The Senior Notes are unconditionally guaranteed, fully, jointly, and severally, by each of the direct and indirect subsidiaries of BMC (the “Guarantors”), all of which are wholly owned and include the Company and certain newspaper businesses of BMC.

The Senior Notes restrict BMC and its restricted subsidiaries from the following in excess of defined limitations: incurring additional indebtedness; making restricted payments to subsidiaries; creating or permitting any liens to exist; making distributions; selling assets and subsidiary stock; transactions with affiliates; completing sale/leaseback transactions; creating new subsidiaries or designating unrestricted subsidiaries; engaging in other than permitted business activities; and completing mergers and acquisitions.

7.  Long-Term Notes and Other Obligations (continued)

Senior Secured Facility

In October 1999, as permitted under the indenture governing the Senior Notes (the “Indenture”), Holdings borrowed $15 million under a secured credit facility with a senior lender (the “Senior Secured Facility”), which matures October 2004. This borrowing bears interest, payable monthly, at the prime rate plus 1% with a minimum interest rate of 8% per annum. This borrowing restricts Holdings and its restricted subsidiaries from essentially the same defined limitations as contained in the Indenture and includes certain financial covenants with respect to financial results and asset coverage. The facility is secured by substantially all the assets of certain of Holding’s restricted subsidiaries, as defined in the Senior Notes. The Company is jointly and individually responsible for the full amount of borrowings under the Senior Secured Facility ($15 million at February 28, 2002). This facility was refinanced subsequent to February 28, 2002.

Interest payments were made to Holdings which makes the interest payments to third parties.

Senior Secured Seller Obligation

The senior secured seller obligation of $1,316,740 is payable in quarterly installments until February 2009. This obligation was refinanced subsequent to February 28, 2002. The senior secured seller obligation is secured by the respective property for which the loan was initiated and is effectively senior in right of payment to the Senior Notes and Senior Secured Facility.

Capital Leases and Other Obligations

During fiscal 2002 and 2001, the Company entered into new capital leases totaling $7,000 and $2,171,000, respectively. Substantially all capital leases are with related parties and are secured by the respective property for which the lease was initiated.

In addition to the obligations described above, the Company has approximately $600,000 of unsecured obligations payable through 2009.

7.  Long-Term Notes and Other Obligations (continued)

The Company has performance incentive plans with certain executives which are recorded as long-term obligations. Such plans accumulate value based on certain defined performance factors. The executives were fully vested at February 28, 2002. Payments under the terms of the plans would commence only upon the death, disability, retirement, or termination of employment of an executive and can be made at the discretion of the Company in amounts and on terms no less favorable to the executive than quarterly payments of 2.5% of the vested amount. The obligation decreased in fiscal 2002 as the Company experienced a decline in operating results in certain of its radio markets.

Due to the filing for bankruptcy under Chapter 11, the fair market value of the Company’s debt cannot be determined.

Interest Not Accrued

In conjunction with the Chapter 11 filing, BMC discontinued accruing interest on February 6, 2002, on the Senior Notes. Additional contractual interest, at the default rate, would have been $1,038,835 for the period February 6, 2002 through February 28, 2002. Effective February 6, 2002, the Company discontinued accruing interest on the Credit Agreement. Additional contractual interest on the Credit Agreement, at the default rate, would have been approximately $659,000.

8.  Income Taxes

The taxable income or loss of the Company’s “S” corporation or limited liability company subsidiaries for federal and state income tax purposes is ultimately passed through to Mr. Brill. Accordingly, the financial statements include no provision for federal or state income taxes of the Company’s “S” corporation or limited liability company subsidiaries. Certain of the Company’s subsidiaries are “C” corporations. The Company calculates its current and deferred income tax provisions for the “C” corporations using the liability method. Under the liability method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

8.   Income Taxes (continued)

At February 28, 2002, the “C” corporations had net operating loss carryforwards of approximately $11.2 million for federal income tax purposes, which expire in fiscal 2003 through 2022.

As a result of net operating loss carryforwards and temporary differences, the “C” corporations have a net deferred tax asset and have established valuation allowances as follows:

	2002	2001

Gross deferred tax assets:
Incentive plan expense	$449,600	$649,600
Net operating loss carryforwards	4,468,170	2,837,907
Reserves	4,879,951	—
Other	169,115	177,921

Net deferred tax asset	9,966,836	3,665,428
Valuation allowance	(9,966,836)	(3,665,428)

Net deferred tax asset recognized in the balance sheet	$—	$—

There can be no assurances that the Internal Revenue Service or state taxing authorities will agree with the elections to be made in the Companies’ tax returns. Accordingly, the NOLs may be substantially reduced or even eliminated by these circumstances. The income tax attributes of other assets may also be reduced. To the extent asset basis is reduced for income tax purposes, depreciation or amortization of assets will also be reduced and, as a result, a gain recognized (and, therefore, more tax imposed) in conjunction with such disposition of assets.

In addition, the Company must generally reduce its tax attributes, such as NOLs, capital loss carryforwards, and tax basis in its assets, by any cancellation of indebtedness (“COI”) income realized. COI income is the amount by which the indebtedness discharged in the Chapter 11 proceeding exceeds the cost and the fair market value of property assigned.

Realization of deferred tax assets associated with the NOLs is also dependent upon generating sufficient taxable income prior to their expiration. Based on the above, management believes there is substantial risk that these NOLs will not be realized and, accordingly, has established a full valuation allowance.

8.  Income Taxes (continued)

The provision or benefit for income taxes for the “C” corporations consists of current state tax only and differs from the amount computed by applying the United States federal income tax rate to loss before income tax provision. A reconciliation of the differences is as follows:

	Year ended February 28

	2002	2001

“C” corporations income tax benefit at statutory federal tax rate	$(5,351,489)	$(623,308)
Increase (decrease) resulting from:
State income tax benefit of “C” corporations, net of federal benefit	(944,380)	(109,996)
Net operating losses for which the tax benefit has not been recorded	6,295,869	733,304
Non-“C” corporations income tax provision (benefit) and other, net	9,504	(8,951)

Income tax provision (benefit)	$9,504	$(8,951)

9.  Commitments and Contingencies

Leases

The Company leases certain land, buildings, and equipment. Rent expense for fiscal 2002 and 2001, was $173,000 and $187,000, respectively. Future minimum lease payments under operating leases that have initial or remaining noncancelable terms in excess of one year as of February 28, 2002, are as follows:

Fiscal Year Ending February 28 or 29	Amount

2003	$140,358
2004	102,375
2005	42,524
2006	32,862
2007	25,669
Thereafter	705,288

9.  Commitments and Contingencies (continued)

Other Legal Matters

Certain litigation and claims arising in the normal course of business are pending against the Company. While it is not possible to predict the results of these matters, management of the Company is of the opinion that the ultimate disposition of all such matters, after taking into account the liabilities accrued with respect thereto and possible recoveries under insurance liability policies, will not have a material adverse effect on its combined financial position.

The Company also anticipates that numerous claims filed in their bankruptcies will be challenged for various reasons and cannot at this time predict the outcome of such challenges.

10.  Capital

The authorized and issued common stock and membership interest and additional paid-in capital of the individual companies included in the combined financial statements consist of the following at February 28, 2002:

	Number of Shares

		Issued and		Additional
	Authorized	Outstanding	Amount	Paid-In Capital

Northland Broadcasting, LLC:
Membership interest	N/A	N/A	$1,000	$—
NB II, Inc.:
Common, $1 par value	1,000	100	100	63,000
NB III, LLC:
Membership interest	N/A	N/A	1,000	—
Brill Radio, Inc.:
Common, $1 par value	1,000	1,000	1,000	—
Reading Radio, Inc.:
Common, $1 par value	1,100	1,100	1,100	1,593,067
Northern Colorado Radio, Inc.:
Common, $1 par value	1,000	100	100	1,064,500
NCR II, Inc.:
Common, $1 par value	5,000	100	100	16,000
NCR III, LLC:
Membership interest	N/A	N/A	1,000	—
NCR IV, LLC:
Membership interest	N/A	N/A	1,000	—
Tri-State Broadcasting, Inc.:
Common, $1 par value	5,000	100	100	440,982
TSB IV, LLC:
Membership interest	N/A	N/A	1,000	—
TBR I, LLC
Membership interest	N/A	N/A	1,501	—
Northern Colorado Holdings Management, Inc.:
Common, $1 par value	5,000	3,000	3,000	—
Northern Colorado Holdings, LLC:
Membership interest	N/A	N/A	1,000	—
NCH II, LLC.:
Membership interest	N/A	N/A	1,000	—
NCR IV Holdings Management, Inc.:
Common, $1 par value	5,000	1,500	1,500	—
NCR IV Holdings, LLC:
Membership interest	N/A	N/A	1,501	—
NCR IV Management, Inc.:
Common, $1 par value	5,000	1,000	1,000	—

10.  Capital (continued)

	Number of Shares

		Issued and		Additional
	Authorized	Outstanding	Amount	Paid-In Capital

Northland Holdings Management, Inc.:
Common, $1 par value	5,000	3,000	$3,000	$—
Northland Holdings, LLC:
Membership interest	N/A	N/A	1,000	—
Northland Broadcasting Management, Inc.:
Common, $1 par value	5,000	1,000	1,000	—
NB III Holdings Management, Inc.:
Common, $1 par value	5,000	1,500	1,500	—
NB III Holdings, LLC:
Membership interest	N/A	N/A	1,501	—
NB III Management, Inc.:
Common, $1 par value	5,000	1,000	1,000	—
TBR I Holdings Management, Inc.:
Common, $1 par value	5,000	2,000	2,000	—
TBR I Holdings, LLC:
Membership interest	N/A	N/A	1,501	—
TBR I Management, Inc.:
Common, $1 par value	5,000	1,500	1,500	—
TSB IV Management, Inc.:
Common, $1 par value	5,000	100	100	—
CRH I, Inc.:
Common, $1 par value	5,000	1,000	1,000	—
CRH, LLC:
Membership interest	N/A	N/A	100	—
IRH I, Inc.:
Common, $1 par value	5,000	1,000	1,000	—
IRH, LLC:
Membership interest	N/A	N/A	100	—
MRH I, Inc.:
Common, $1 par value	5,000	1,000	1,000	—
MMRH, LLC:
Membership interest	N/A	N/A	100	—
PRH I, Inc.:
Common, $1 par value	5,000	1,000	1,000	—
PRH, LLC:
Membership interest	N/A	N/A	100	—

			36,504	3,177,549
Less: Elimination of wholly owned subsidiaries			11,411	1,593,067

			$25,093	$1,584,482

10. Capital (continued)

CRH I, Inc., CRH, LLC, IRH I, Inc., IRH, LLC, MRH I, Inc., MMRH, LLC, PRH I, Inc., and PRH, LLC were organized during the year ended February 28, 2002.

TBR I, LLC, TBR I Holdings Management, Inc., TBR I Holdings, LLC, and TBR I Management, Inc. were organized during the year ended February 28, 2001.

11. Transactions with Related Parties

BMCLP, owned indirectly by Mr. Brill, is a group executive management operation, which provides supervisory activities and certain corporate-wide administrative services to the Company. BMCLP earns a fee, paid monthly as permitted, based on a percentage of revenue under standard contractual arrangements. The Company incurred management fees to BMCLP in fiscal 2002 and 2001 of $1,503,000 and $1,592,000, respectively. At February 28, 2002 and 2001, $1,396,000 and $1,337,000 of management fees are unpaid, non-interest-bearing, and, except for amounts included in liabilities subject to compromise, are included in amounts payable to related parties in the accompanying combined statements of financial position. Prior to the bankruptcy filing, the payment of management fees was subordinated to the payment of the Company’s obligations under the Credit Agreement. Following the bankruptcy filing, the Company paid management fees each week based on revenue estimates, which were adjusted in the following month based on actual revenue.

The Company has a management agreement and a loan with an affiliate, owned by Mr. Brill, which operates a radio station in the same market as the Company. In accordance with the management agreement, the managed affiliate pays a fixed management fee plus a variable fee based on performance, as defined. The Company earned a management fee from the managed affiliate of $120,000 in each of the years ended February 28, 2002 and 2001.

At February 28, 2002 and 2001, the note receivable from the managed affiliate totaled $8,880,000 and $8,302,000, respectively, and at February 28, 2002, accrued interest receivable was $224,000. The note receivable bears interest at 12%, payable semi-annually. Principal and any outstanding accrued interest are due November 2003. The Senior Notes Indenture generally limits the Company to $20 million of outstanding loans to managed affiliates. Due to a default on the December 15, 2002 interest payment, the Company established a reserve for the amounts due under this note, net of approximately

11.  Transactions with Related Parties (continued)

$1,024,000 received in fiscal 2003. The ultimate collectibility of amounts due under this note are expected to be the result of negotiations with Mr. Brill or future legal action.

At February 28, 2002, amounts due from related parties included $3,775,000 of notes receivable plus accrued interest of $7,000 from an affiliate, which operates a radio station in one of the Company’s markets. These notes bear interest at the prime rate payable annually until maturity on December 31, 2003. Due to a default on the December 31, 2002 interest payment, the Company established a reserve for the amount due under these notes, net of approximately $158,000 received in fiscal 2003. The ultimate collectibility of amounts due under these notes is expected to be the result of negotiations with Mr. Brill or future legal action.

The Company has notes receivable and accrued interest from BMCLP and an officer totaling approximately $691,000, which was reserved for in fiscal 2002, net of approximately $36,000 received in fiscal 2003, due to uncertainty with respect to collection of the notes receivable and accrued interest.

Amounts due to related parties at February 28, 2002, include other operating payables of $678,000, net of advances receivable of $84,000. Amounts due to related parties at February 28, 2001, include other operating payables of $53,000 and advances payable of $572,000 plus accrued interest payable on advances of $28,000.

Capital leases with related parties were $2,778,000 at February 28, 2002, and $2,948,000 at February 28, 2001. Interest expense on these leases was $390,000 and $412,000 for fiscal 2002 and 2001, respectively, and is included in interest expense from long-term notes and other obligations in the accompanying combined statements of operations.

Transactions between the Company and Mr. Brill and between the Company and entities controlled by Mr. Brill are subject to investigation as to their propriety by various parties in the Company’s Chapter 11 proceedings.

12.  Subsequent Events

On February 25, 2003, the Asset Sale to Regent was completed. The proceeds were used, in part, to pay the principal and accrued interest due on the debtor-in-possession credit facility. On April 15, 2003, BMC and its subsidiaries filed a Joint Plan of Liquidation of Debtors (the “Plan”) with the Bankruptcy Court. The Plan will be effective once the Confirmation Order, as defined, is signed by the judge presiding over the Chapter 11 cases, all required authorizations, consents and regulatory approvals are obtained and all actions, documents and agreements necessary to implement the Plan are agreed to by the appropriate parties.

Combined Financial Statements

The Radio Businesses of Brill Media Company, LLC

Nine months ended November 30, 2002 and 2001
(Unaudited)

The Radio Businesses of Brill Media Company, LLC

Combined Statements of Financial Position

	November 30

	2002	2001

	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$144,294	$134,929
Accounts receivable, net of allowance for doubtful accounts in 2002 — $371,180 and 2001 — $150,260	333,064	2,374,673
Receivable from Regent	1,467,906	—
Other current assets	—	246,115

Total current assets	1,945,264	2,755,717
Property and equipment	14,891,389	14,510,939
Less accumulated depreciation	6,885,393	6,769,192

Net property and equipment	8,005,996	7,741,747
Notes receivable and accrued interest from managed affiliate	532,771	8,879,526
Goodwill and FCC licenses, net of accumulated amortization in 2002 — $2,629,766 and 2001 — $2,531,922	13,032,976	13,141,062
Covenants not to compete, net of accumulated amortization in 2002 — $3,313,642 and 2001 — $2,817,957	121,986	617,671
Other assets, net	83,083	2,290,116
Amounts due from related parties	178,958	4,438,907

	$23,901,034	$39,864,746

Liabilities and shareholder’s equity (deficit) and members’ deficiency
Liabilities not subject to compromise:
Current liabilities:
DIP Financing	$5,035,304	$—
Amounts payable to related parties	5,905,837	1,487,032
Accounts payable	18,713	477,358
Accrued payroll and related expenses	222,840	326,059
Accrued interest	259,188	3,729,131
Other accrued expenses	31,837	52,196
Current maturities of long-term obligations	225,096	72,506,866

Total current liabilities	11,698,815	78,578,642
Liabilities subject to compromise	79,050,314	—
Long-term notes and other obligations	647,914	7,252,359
Shareholder’s equity (deficit) and members’ deficiency	(67,496,009)	(45,966,255)

	$23,901,034	$39,864,746

See accompanying notes to combined financial statements.

The Radio Businesses of Brill Media Company, LLC

Combined Statements of Operations

	Nine months ended
	November 30

	2002	2001

	(Unaudited)
Operating revenues:
Radio	$9,570,495	$12,965,348
Other	494,848	—

	10,065,343	12,965,348
Operating expenses:
Operating departments	7,406,840	9,701,756
Management fees	819,907	1,146,321
Time brokerage agreement fee, net	9,000	9,000
Depreciation	615,348	636,838
Amortization of goodwill, FCC licenses and covenants not to compete	296,084	752,767

	9,147,179	12,246,682

Operating income	918,164	718,666
Other income (expense):
Interest income — Managed affiliate	—	802,599
Interest income — Advances from/loans to related parties, net	—	231,639
Interest expense — Other, net	(989,092)	(7,088,217)
Amortization of deferred financing costs	(107,589)	(348,308)
Other, net	189	(75,274)

	(1,096,492)	(6,477,561)

Loss before reorganization items and income tax provision	(178,328)	(5,758,895)
Reorganization items	(3,536,374)	—

Loss before income tax provision	(3,714,702)	(5,758,895)
Income tax provision	3,754	7,232

Net loss	$(3,718,456)	$(5,766,127)

See accompanying notes to combined financial statements.

The Radio Businesses of Brill Media Company, LLC

Combined Statements of Shareholder’s Equity (Deficit)
and Members’ Deficiency

Nine months ended November 30, 2002 and 2001

				Net
			Accumulated	Shareholders'
		Additional	Deficit and	Equity (Deficit)
		Paid-In	Members'	and Members'
	Capital	Capital	Deficiency	Deficiency

Balance at February 28, 2001	$21,093	$1,584,482	$(41,805,703)	$(40,200,128)
Net loss	—	—	(5,766,127)	(5,766,127)

Balance at November 30, 2001	$21,093	$1,584,482	$(47,571,830)	$(45,966,255)

Balance at February 28, 2002	$25,093	$1,584,482	$(65,387,128)	$(63,777,553)
Net loss	—	—	(3,718,456)	(3,718,456)

Balance at November 30, 2002	$25,093	$1,584,482	$(69,105,584)	$(67,496,009)

See accompanying notes to combined financial statements.

The Radio Businesses of Brill Media Company, LLC

Combined Statements of Cash Flows

	Nine months ended
	November 30

	2002	2001

	(Unaudited)
Operating activities
Net loss	$(3,718,456)	$(5,766,127)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	911,432	1,389,605
Amortization of deferred financing costs and original issue discount	107,589	348,308
Other	(1,000)	2,194
Changes in operating assets and liabilities:
Accounts receivable and receivable from Regent	360,623	(136,136)
Other current assets	121,375	(73,674)
Accounts payable	(60,681)	235,234
Other accrued expenses	49,498	1,954,463
Management fees accrual	17,184	77,038
Affiliate interest accrual	—	35,634
Liabilities subject to compromise	(165,842)	—

Net cash used in operating activities	(2,378,278)	(1,933,461)
Investing activities
Loans to related parties, net	—	(297,000)
Purchase of property and equipment	(963,764)	(149,660)
Change in other assets	(95,183)	(886)

Net cash used in investing activities	(1,058,947)	(447,546)
Financing activities
Increase (decrease) in amounts due to related parties	5,758,172	(1,128,056)
Proceeds from DIP Financing	10,264,909	—
Repayment of DIP Financing	(5,229,605)	—
Repayment of long-term borrowings	(7,524,363)	(118,355)
Other	—	169,195

Net cash provided by (used in) financing activities	3,269,113	(1,077,216)

Net decrease in cash and cash equivalents	(168,112)	(3,458,223)
Cash and cash equivalents at beginning of period	312,406	3,593,152

Cash and cash equivalents at end of period	$144,294	$134,929

See accompanying notes to combined financial statements.

The Radio Businesses of Brill Media Company, LLC

Notes to Combined Financial Statements

Nine months ended November 30, 2002 and 2001

1.  BUSINESS DESCRIPTION — ORGANIZATION AND RESTRUCTURING

Organization and Basis of Presentation

The combined financial statements include the radio businesses (collectively referred to herein as the “Company”) of Brill Media Company, LLC (“BMC”). BMC’s members are owned by Alan R. Brill (“Mr. Brill”). The Company owned and operated FM and AM radio stations in Pennsylvania, Colorado, Indiana/Kentucky, and Minnesota/Wisconsin. All significant intercompany balances and transactions have been eliminated in combination.

These unaudited combined financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Management believes that the disclosures made are adequate to make the information presented not misleading. In the opinion of management, all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation have been included. Operating results for the nine months ended November 30, 2002 are not necessarily indicative of the results that may be expected for the year ending February 28, 2003. The unaudited combined financial statements should be read in conjunction with the following notes and the Company’s combined financial statements and accompanying notes for the year ended February 28, 2002.

Reorganization and Chapter 11 Filing

In January 2002, certain of BMC’s creditors filed a petition in the United States Bankruptcy Court for the Southern District of Indiana (the “Bankruptcy Court”) under Chapter 7 of the United States Bankruptcy Code (the “Bankruptcy Code”) to force BMC and two of its subsidiaries into involuntary bankruptcy as a result of BMC’s failure to make debt payments due on December 15, 2001. The failure to make such payments was a result of the inability of the Company and other operating subsidiaries of BMC to make their payments on the debt owed to BMC Holdings, LLC (“Holdings”), a wholly owned subsidiary of BMC. In February 2002, seventy-one subsidiaries of BMC, which include the Company, filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code. BMC and the Company are currently operating as debtors-in-possession pursuant to the Bankruptcy Code. An official committee of unsecured creditors was appointed in February 2002. Under Chapter 11, certain claims against BMC and the Company in existence prior to the bankruptcy filings were stayed while BMC and the Company continued business operations as debtors-in-possession. These claims are reflected in the November 30, 2002 combined statement of financial position as “liabilities subject to compromise.” Additional claims may arise subsequent to the bankruptcy filing dates resulting from rejection of executory contracts, including leases, and from the determination by the Bankruptcy Court (or agreed to by parties in interest) of allowed claims for contingencies and other disputed and unanticipated amounts. Secured claims are secured by liens on various property and equipment owned by the Company.

It is anticipated that the bankruptcy process will result in an investigation and review of various transactions and events including transactions between the Company and other parties including its non-bankrupt affiliates and Mr. Brill. These transactions and events include numerous leases, financings and other transactions. These investigations may result in claims being asserted and litigation being filed.

Sale of Assets

In August 2002, BMC entered into an agreement (the “Asset Sale”) approved by the Bankruptcy Court to sell certain assets of the Company used in the operations of its AM and FM radio stations, to Regent Communications, Inc. (“Regent”) for approximately $62 million in cash. The Company’s cash, accounts receivable, note receivable and accrued interest from managed affiliate and amounts due from related parties were not included in this transaction. The cash proceeds will be distributed in accordance with the Company’s future plan of liquidation as approved by the Bankruptcy Court.

In September 2002, the Company entered into a Time Brokerage Agreement (the “TBA”) with Regent whereby Regent operated the Company’s stations until the sale was approved by the Federal Communications Commission (FCC) and the Asset Sale transaction was completed. Effective with the TBA, Regent recorded all revenue from the stations and reimbursed the Company for all non-technical operating expenses which are recorded as other revenue in the accompanying combined statements of operations. Regent also entered into a $15 million standby letter of credit as a deposit for the purchase of the Company. The FCC subsequently approved the sale which closed on February 25, 2003.

Going Concern

The accompanying financial statements have been presented in accordance with the American Institute of Certified Public Accountants Statement of Position 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code” (“SOP 90-7”), and have been prepared in accordance with accounting principles generally accepted in the United States and assume the Company will continue as a going concern. The accompanying financial statements do not purport to reflect or provide for the consequences of the bankruptcy proceedings. In particular, such financial statements do not show: (a) as to assets, their realizable value on a liquidation basis or their availability to satisfy liabilities; (b) as to prepetition liabilities, the amounts that may be allowed for claims or contingencies, or the status and priority thereof; (c) as to shareholder’s and members’ deficiency, the effect of any changes that may be made in the capitalization of the Company; or (d) as to operations, the effect of any changes that may be made in the business.

2.  SIGNIFICANT ACCOUNTING POLICIES

Cash Equivalents

The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

Property and Equipment

Property and equipment are stated at cost. Depreciation is provided under the straight-line method over the estimated useful lives of the various assets as follows:

Buildings and improvements	10 to 40 years
Towers and antennae	13 to 20 years
Broadcast equipment	3 to 10 years
Furniture and fixtures	5 to 10 years

Intangible Assets

Through February 28, 2002, goodwill and FCC licenses were amortized as required by generally accepted accounting principles. Amortization was calculated on the straight-line basis over a period of 40 years.

In June 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets,” effective for fiscal years beginning after December 15, 2001. Under this new standard, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with this statement. Other intangible assets will continue to be amortized over their useful lives. The Company applied this new accounting standard for goodwill and other intangible assets beginning March 1, 2002, and, accordingly, ceased amortization of its goodwill and FCC licenses as of March 1, 2002. Based upon the value of the assets as evidenced by the Asset Sale, no impairment was indicated or recorded.

As required by SFAS No. 142, the results of operations for periods prior to its adoption have not been restated. If goodwill and FCC license amortization of $293,842 had not been recorded for the nine months ended November 30, 2001, the adjusted net loss would have been $5,472,285.

Covenants not to compete are being amortized on the straight-line basis over the agreements’ terms up to six years.

Deferred financing costs and favorable leasehold rights are being amortized prior to the Chapter 11 filing on the straight-line basis over the terms of the underlying debt (1-10 years) or leases (3-20 years).

Long-Lived Assets

The Company annually considers whether indicators of impairment of long-lived assets held for use, including intangibles, are present. If such indicators are present, the Company determines whether the sum of the estimated undiscounted future cash flows is less than their carrying amounts. The Company recognizes any impairment loss based on the excess of the carrying amount of the assets over their fair value. No impairment loss has been recognized during the nine months ended November 30, 2002 and 2001.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue when an advertisement is broadcast. The Company also receives fees under a TBA that are recognized based on a stated amount per month.

Advertising

Advertising costs, which are expensed as incurred, totaled $424,000 and $861,000 for the nine months ended November 30, 2002 and 2001, respectively

Comprehensive Income

Net loss for the nine months ended November 30, 2002 and 2001, is the same as comprehensive loss.

Start-up Costs

All start-up or preopening costs are expensed as incurred.

3.  CHAPTER 11 RELATED MATTERS

Debtor-in-Possession Financing

On May 1, 2002, BMC and subsidiaries entered into a debtor-in-possession credit facility (the “DIP Financing”) not to exceed $22,150,000, which bears interest at the prime rate plus 1% with a minimum interest of 8% per annum (effectively 8% at November 30, 2002) and a termination date of February 28, 2003. The DIP Financing restricts BMC and subsidiaries from essentially the same defined limitations as contained in the Indenture and includes certain covenants with respect to financial results. This DIP Financing is secured by substantially all assets of BMC and subsidiaries. The proceeds from the DIP Financing were used to pay off BMC’s $15 million credit facility, of which $6,000,000 was an obligation of the Company, and a $1.3 million senior secured obligation. The DIP Financing also provides a revolving credit facility not to exceed the lesser of the Maximum Revolving Amount, as defined, or 115% of BMC’s cumulative cash needs reflected on the cash flow forecast and budget for the applicable period. The facility requires monthly interest payments. The principal balance and accrued interest was paid on February 25, 2003.

Liabilities Subject to Compromise

The principal categories of claims classified as liabilities subject to compromise are identified below. All amounts below may be subject to future adjustment depending on Bankruptcy Court action, further developments with respect to disputed claims, or other events. The Chapter 11 process may result in prepetition claims being resolved at amounts substantially less than their allowed amounts.

Liabilities subject to compromise consisted of the following at November 30, 2002:

Senior unsecured notes	$66,589,684
Accrued interest	5,315,811
Capital leases	2,720,520
Performance incentive plans	1,555,000
Amounts payable to related parties	1,385,466
Trade accounts payable and accrued expenses	598,493
Unsecured obligations and other	885,340

$79,050,314

Reorganization Items

Reorganization items are comprised of items that were realized or incurred by the Company as a result of its decision to reorganize under Chapter 11. During the nine months ended November 30, 2002, amounts paid for reorganization items were as follows:

Professional fees	$3,519,691
Other	16,683

$3,536,374

Chapter 11 Status

The Company received approval from the Bankruptcy Court to pay or otherwise honor certain of its prepetition obligations, including employee wages and related payroll taxes, employee benefit and amounts due certain critical vendors.

On October 15, 2002, the Bankruptcy Court authorized the rejection of the management and consulting agreements with Brill Media Company, LP (“BMCLP”).

The Company expects to file a plan of liquidation in 2003; however, there can be no assurance that a liquidation plan will be proposed by the Company or confirmed by the Bankruptcy Court or that any such plan will be consummated.

4.  PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	November 30

	2002	2001

Land	$626,600	$626,600
Buildings and improvements	3,615,463	3,524,968
Towers and antennae	3,095,263	2,559,672
Broadcast equipment	5,028,319	4,884,451
Furniture and fixtures	2,525,744	2,908,643
Construction in progress	—	6,605

	$14,891,389	$14,510,939

Property and equipment includes the following assets under capital leases:

	November 30

	2002	2001

Buildings and improvements	$2,223,884	$2,223,884
Broadcast equipment	665,332	665,332
Furniture and fixtures	592,211	592,211

	$3,481,427	$3,481,427

Amortization of property and equipment under capital leases is included with depreciation expense in the statements of operations.

5.  LONG-TERM NOTES AND OTHER OBLIGATIONS

Long-term obligations consist of the following:

	November 30

	2002		2001

	Compromised	Uncompromised

Senior unsecured notes (net of unamortized discount of $901,628 in 2001)	$66,589,684	$—	$65,834,804
Senior secured facility	—	—	6,000,000
Senior secured seller obligation, payable quarterly	—	—	1,708,288
Mortgage obligations, payable monthly	—	873,010	940,605
Capital leases, payable monthly	2,720,520	—	2,925,726
Unsecured obligations and other, payable monthly	885,340	—	382,802
Performance incentive plans	1,555,000	—	1,967,000

	71,750,544	873,010	79,759,225
Less current maturities	—	(225,096)	(72,506,866)

	$71,750,544	$647,914	$7,252,359

Senior Unsecured Notes

The Company and other operating subsidiaries of Holdings (collectively referred to herein as the “Borrowers”) entered into a revolving credit agreement (the “Credit Agreement”) with Holdings covering the senior unsecured notes. The Credit Agreement required semiannual interest payments at a rate of 12%. The Credit Agreement was issued at a discount which was being amortized to yield an effective interest rate of 12.2% over its term. The Company periodically had borrowings and repayments on the Credit Agreement which were reallocated to other operating subsidiaries. Due to nonpayment of interest, the Credit Agreement is in default and earns interest at 14% from January 17, 2002. Due to the Chapter 11 filing, unamortized original issue discount and deferred financing costs associated with the Credit Agreement were written off as a reorganization item. The Borrowers are jointly and individually responsible for the $105,000,000 of borrowings under the Credit Agreement. The Borrowers are restricted from any action not permitted under the Senior Notes discussed below, engaging in any business activities unrelated to the current business activities of the Borrowers or a change in ownership.

Borrowings under the Agreement were funded with proceeds from BMC’s December 30, 1997 issuance of $105 million of 12% senior notes (the “Senior Notes”) due in 2007.

The Senior Notes bear cash interest, payable semiannually, at a rate of 12%. The Senior Notes were issued at a discount, which was being amortized to yield an effective interest rate of 12.2%. As described in Note 1, due to non-payment of interest, the Senior Notes are in default and earn interest at 14% from January 17, 2002. Also, due to the bankruptcy, all unamortized original issue discount and deferred financing costs associated with the Senior Notes were written off by BMC as reorganization items.

The Senior Notes are only redeemable at BMC’s option in the event of an initial public offering or beginning December 15, 2002 at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest:

Period Beginning December 15	Redemption Price

2002	106%
2003	104
2004	102
2005 and thereafter	100

Following one or more public offerings of the BMC’s capital stock with aggregate proceeds of at least $25 million, BMC may redeem up to 25% of the aggregate principal amount of the Senior Notes at 112% of the principal amount, plus accrued and unpaid interest provided the principal amount outstanding after any such redemption is at least $79 million.

Upon the occurrence of a change in control, as defined, each holder of the Senior Notes has the right to require BMC to purchase all or any part of such holder’s notes at 101% of the principal amount thereof, plus accrued and unpaid interest.

The Senior Notes are senior unsecured obligations of BMC. The Senior Notes are unconditionally guaranteed, fully, jointly, and severally, by each of the direct and indirect subsidiaries of BMC (the “Guarantors”), all of which are wholly owned and include the Company and certain newspaper businesses of BMC.

The Senior Notes restrict BMC and its restricted subsidiaries from the following in excess of defined limitations: incurring additional indebtedness; making restricted payments to subsidiaries; creating or permitting any liens to exist; making distributions; selling assets and subsidiary stock; transactions with affiliates; completing sale/leaseback transactions; creating new subsidiaries or designating unrestricted subsidiaries; engaging in other than permitted business activities; and completing mergers and acquisitions.

Senior Secured Facility

In October 1999, as permitted under the indenture governing the Senior Notes (the “Indenture”), Holdings borrowed $15 million under a secured credit facility with a senior lender (the “Senior Secured Facility”). This facility was refinanced with proceeds from the DIP Financing.

Interest payments were made to Holdings which makes the interest payments to third parties.

Senior Secured Seller Obligation

The senior secured seller obligation was refinanced with proceeds from the DIP Financing.

Other Obligations

In addition to the obligations described above, the Company has approximately $600,000 of unsecured obligations payable through 2009.

The Company has performance incentive plans with certain executives which are recorded as long-term obligations. Such plans accumulate value based on certain defined performance factors. The executives were fully vested at November 30, 2002. Payments under the terms of the plans would commence only upon the death, disability, retirement, or termination of employment of an executive, and can be made at the discretion of the Company in amounts and on terms no less favorable to the executive than quarterly payments of 2.5% of the vested amount.

The mortgage obligations are secured by the respective property for which the loans were initiated.

Due to the filing for bankruptcy under Chapter 11, the fair market value of the Company’s debt cannot be determined.

Interest Not Accrued

In conjunction with the Chapter 11 filing, BMC discontinued accruing interest on February 6, 2002, on the Senior Notes. Additional contractual interest, at the default rate, would have been approximately $7,100,000 for the nine months ended November 30, 2002. Similarly, interest on the Credit Agreement ceased accruing effective February 6, 2002.

6.  INCOME TAXES

The taxable income or loss of the Company’s “S” corporation or limited liability company subsidiaries for federal and state income tax purposes is ultimately passed through to Mr. Brill. Accordingly, the financial statements include no provision for federal or state income taxes of the Company’s “S” corporation or limited liability company subsidiaries. Certain of the Company’s subsidiaries are “C” corporations. The Company calculates its current and deferred income tax provisions for the “C” corporations using the liability method. Under the liability method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

At February 28, 2002, the “C” corporations had net operating loss carryforwards of approximately $11.2 million for federal income tax purposes which expire in fiscal 2003 through 2022.

There can be no assurances that the Internal Revenue Service or state taxing authorities will agree with the elections to be made in the Companies’ tax returns. Accordingly, the NOLs may be substantially reduced or even eliminated by these circumstances. The income tax attributes of other assets may also be reduced. To the extent asset basis is reduced for income tax purposes, depreciation or amortization of assets will also be reduced and, as a result, a gain recognized (and, therefore, more tax imposed) in conjunction with such disposition of assets may be incurred.

In addition, the Company must generally reduce its tax attributes, such as NOLs, capital loss carryforwards and tax basis in its assets, by any cancellation of indebtedness (“COI”) income realized. COI income is the amount by which the indebtedness discharged in the Chapter 11 proceeding exceeds the cost and the fair market value of property assigned.

Realization of deferred tax assets associated with the NOLs is also dependent upon generating sufficient taxable income prior to their expiration. Based on the above, management believes there is substantial risk that these NOLs will not be realized and, accordingly, has established a full valuation allowance.

7.  COMMITMENTS AND CONTINGENCIES

Other Legal Matters

Certain litigation and claims arising in the normal course of business are pending against the Company. While it is not possible to predict the results of these matters, management of the Company is of the opinion that the ultimate disposition of all such matters, after taking into account the liabilities accrued with respect thereto and possible recoveries under insurance liability policies, will not have a material adverse effect on its combined financial position.

The Company also anticipates that numerous claims filed in their bankruptcies will be challenged for various reasons and cannot at this time predict the outcome of such challenges.

8.  TRANSACTIONS WITH RELATED PARTIES

BMCLP, owned indirectly by Mr. Brill, is a group executive management operation which provided supervisory activities and certain corporate-wide administrative services to the Company. BMCLP earns a fee, paid monthly as permitted, based on a percentage of revenue under standard contractual arrangements. The Company incurred management fees to BMCLP in the nine months ended November 30, 2002 and 2001 of $820,000 and $1,146,000, respectively. At each of November 30, 2002 and 2001, $1,414,000 of management fees are unpaid, non-interest-bearing, and, except for amounts included in liabilities subject to compromise, are included in amounts payable to related parties in the accompanying combined statements of financial position. Prior to the bankruptcy filing, the payment of management fees was subordinated to the payment of the Company’s obligations under the Agreement. Following the bankruptcy filing, the Company paid management fees each week based on revenue estimates which were adjusted in the following month based on actual revenue.

The Company has a management agreement and a loan with an affiliate, owned by Mr. Brill, which operates a radio station in the same market as the Company. In accordance with the management agreement, the managed affiliate pays a fixed management fee plus a variable fee based on performance, as defined. The Company earned a management fee from the managed affiliate during the nine months ended November 30, 2002 and 2001 of approximately $76,000 and $106,000, respectively.

At November 30, 2002 and 2001, the note receivable from the managed affiliate totaled $8,880,000. The note receivable bears interest at 12%, payable semi-annually. Principal and any outstanding accrued interest is due November 2003. The Senior Notes indenture generally limits the Company to $20 million of outstanding loans to managed affiliates. Due to a default on the December 15, 2002 interest payment, the Company established a reserve for the amounts due under this note, net of approximately $1,024,000 received in fiscal 2003 ($533,000 was received after November 30, 2002). The ultimate collectibility of amounts due under this note are expected to be the result of negotiations with Mr. Brill or future legal action.

At November 30, 2002, amounts due from related parties included $3,775,000 of notes receivable plus accrued interest of $142,000 from an affiliate which operates a radio station in one of the Company’s markets. These notes bear interest at the prime rate payable annually until maturity on December 31, 2003. Due to a default on the December 31, 2002 interest payment, the Company established a reserve for the amount due under these notes, net of approximately $158,000 received in fiscal 2003. The ultimate collectibility of amounts due under these notes is expected to be the result of negotiations with Mr. Brill or future legal action.

The Company has notes receivable and accrued interest from BMCLP and an officer totaling approximately $691,000 which was reserved for in fiscal 2002, net of approximately $36,000 received in fiscal 2003, due to uncertainty with respect to collection of the notes receivable and accrued interest.

Amounts payable to related parties at November 30, 2002, include other operating payables of approximately $5,100,000, net of advances receivable of $11,000. Amounts due to related parties at November 30, 2001, include other operating payables of approximately $88,000, net of advances receivable of $15,000.

Capital leases with related parties were $2,637,000 at November 30, 2002, and $2,824,000 at November 30, 2001. Interest expense on these leases was $290,000 and $295,000 for the nine months ended November 30, 2002 and 2001, respectively, and is included in interest expense — other, net in the accompanying combined statements of operations.

Transactions between the Company and Mr. Brill and between the Company and entities controlled by Mr. Brill are subject to investigation as to their propriety by various parties in the Company’s Chapter 11 proceedings.

Unaudited Pro Forma Financial Statements.

     The following unaudited pro forma condensed consolidated financial statements contain our results of operations for the year ended December 31, 2002 and our balance sheet as of December 31, 2002, after giving effect to the purchase of the Brill Stations. The unaudited pro forma statement of operations gives effect to the acquisition of the Brill Stations as if it had occurred on January 1, 2002, and the unaudited pro forma balance sheet as of December 31, 2002 gives effect to the acquisition of the Brill Stations as if it had occurred as of December 31, 2002.

     The unaudited pro forma financial statements are based on our historical consolidated financial statements and the historical financial statements of the acquired Brill Stations. They reflect the use of the purchase method of accounting for the acquisition but do not reflect any estimated cost savings that we believe will be realized. The final allocation of the relative purchase price of the stations acquired is determined a reasonable time after consummation of such transaction and is based on an independent appraisal of the assets acquired and liabilities assumed. Accordingly, the information presented may differ from the final purchase price allocation; however, in our opinion, the final purchase price allocations will not differ significantly from the information presented. In our opinion, all adjustments have been made that are necessary to present fairly the pro forma data.

     The unaudited pro forma financial statements are presented for illustrative purposes only and are not indicative of the operating results or financial position that would have occurred if the transactions described above had been completed on the dates indicated.

     You should read the unaudited pro forma financial statements presented below together with Regent’s Annual Report on Form 10-K for the year ended December 31, 2002 filed on March 28, 2003 and the Brill historical financial statements contained elsewhere in this document.

Unaudited Pro Forma Condensed Consolidated Statement of Operations (in thousands, except per share data)

		12-Month
	Year Ended	Period Ended
	12/31/02	11/30/02
	Regent	Brill			Pro forma			Pro forma
	Historical (a)	Historical (b)			Adjustments			as Adjusted

Net broadcast revenue	$70,390	$13,553	(h	)	$—			$83,943
Other income	—	495			(140)	(c	)	355
Station operating expenses	48,963	11,109	(i	)	—			60,072
Depreciation and amortization	3,360	1,418			(532)	(d	)	4,246
Corporate general and administrative expenses	6,149	—			—			6,149
Incentive plan	—	(412)	(j	)	—			(412)
Management and other fees	—	1,189	(k	)	—			1,189
Impairment of goodwill	2,900	—			—			2,900
Gain on sale of long-lived assets	442	—			—			442

Operating income	9,460	744			392			10,596
Interest income — managed affiliates and related parties	—	323			(323)	(e	)	—
Interest expense	(2,208)	(2,955)			1,063	(f	)	(4,100)
Reserve for amounts due from related parties		(12,360)			12,360	(e	)	—
Amortization of deferred financing costs	—	(195)			195	(e	)	—
Other expense, net	(433)	(23)			140	(e	)	(316)

Income (loss) before reorganization and income tax	6,819	(14,466)			13,827			6,180
Reorganization items	—	(7,062)			7,062	(e	)	—

Income (loss) before income taxes	6,819	(21,528)			20,889			6,180
Income tax (expense) benefit	(7,161)	(6)			262	(g	)	(6,905)

(Loss) income from continuing operations	$(342)	$(21,534)			$21,151			$(725)

Basic and diluted loss per common share (l)	$(0.01)							$(0.02)
Weighted average shares outstanding	43,177							43,177

Footnotes for the Unaudited Pro Forma Condensed Consolidated Statement of Operations

(a)	See the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

(b)	This column represents the historical statement of operations for the Brill Stations for the 12-month period ended November 30, 2002. The Brill Stations operated on a February 28 fiscal year end. To obtain information for the 12-month period ended November 30, 2002, Regent used the combined results of the three-month period ending February 28, 2002 and the nine-month period ending November 30, 2002.

(c)	To eliminate non-recurring income. For the 12-month period ended November 30, 2002, Brill received approximately $140,000 of revenue from Regent for the payment of time brokerage agreement (“TBA”) fees, which will not recur in the future.

(d)	To record deprecation expense that would have been recorded if the acquisition had occurred on January 1, 2002 (in thousands).

Depreciation expense of tangible assets acquired over an average life of seven years	$886
Less: Previously recorded depreciation expense	(1,418)

Total	$(532)

(e)	To eliminate certain Brill historical expenses that are directly attributable to the transaction:

•	Interest income, managed affiliates and related parties — This amount represented interest charged by the Brill Stations to certain related parties that Regent did not acquire, and are therefore non-recurring.

•	Reserve for amounts due from related parties — Regent did not acquire the related receivable from related party, therefore this charge is non-recurring.

•	Amortization of deferred financing costs — Regent did not acquire the related debt, therefore the associated deferred financing costs are non-recurring.

•	Other expense, net — approximately $140,000 of TBA fees paid by Regent to Brill.

•	Reorganization items — Amount represents non-recurring costs related to Brill’s bankruptcy.

(f)	To reflect the interest expense on additional borrowings of $61.2 million, less the reduction in commitment fees expense the Company was required to pay on the unused credit facility balance prior to the transaction, and to eliminate historical interest expense of the Brill Stations (in thousands).

Assumed borrowings of $61.2 million to fund acquisition of Brill Stations at a weighted average interest rate of 3.59%	$(2,198)
Less: Reduced commitment fees on unused credit facility balance	306
Less: Brill Stations historical interest expense	2,955

Total	$1,063

A 1/8% increase or decrease in the average interest rate could have the effect of increasing or decreasing pro forma as adjusted interest expense by approximately $77,000 on an annual basis.

(g)	To reflect the tax effect of Brill’s pro forma loss before income taxes and the related pro forma adjustments at the effective statutory rate of 40%.

(h)	Net broadcast revenue for Brill historical includes approximately $112,000 of TBA income from a former related party to Brill, which Regent does not expect to receive in the future. Such amount has not been eliminated in the pro forma financial statements since it is not directly related to the transaction.

(i)	Station operating expenses for Brill historical include approximately $1.2 million of expense for financial consulting fees and rent paid to a former related party to Brill, which Regent does not expect to incur in the future. Such amount has not been eliminated in the pro forma financial statements since it is not directly related to the transaction.

(j)	Historical Brill amount represents a reversal of expense related to Brill incentive plans for stations that did not reach predetermined financial goals. Although Regent does not expect to receive this benefit in the future, no adjustment has been made in the pro forma financial statements since it is not directly related to the transaction.

(k)	This represents fees paid to a former related party to perform management and corporate office functions for the Brill Stations. Post-closing of the transaction, this function will be performed by Regent’s existing corporate office.

(l)	The calculation of diluted loss per share is similar to basic except that the weighted average number of shares outstanding includes the additional dilution that would occur if potential common stock, such as stock options or warrants, were exercised. These potential common shares were excluded from the fully diluted share and corresponding diluted earnings per share amounts for the year ended December 31, 2002 Regent Historical, as well as the Pro Forma as Adjusted, as the inclusion thereof would have been antidilutive.

Unaudited Pro Forma Condensed Consolidated Balance Sheet (in thousands)

	12/31/02	11/30/02
	Regent	Brill	Pro forma			Pro forma
	Historical (a)	Historical (b)	Adjustments (c)			as Adjusted

ASSETS
Current assets:
Cash and cash equivalents	$2,656	$144	$(620)	(d	)	$2,180
Accounts receivable, net	13,517	333	(94)	(e	)	13,756
Other current assets	811	1,468	(1,468)	(f	)	811

Total current assets	16,984	1,945	(2,182)			16,747
Property and equipment, net	26,889	8,006	(1,806)	(g	)	33,089
Intangible assets, net	238,706	13,155	42,674	(g	)	294,535
Goodwill, net (h)	24,200	—	1,237	(g	)	25,437
Other assets, net	1,251	83	(83)	(f	)	1,251
Amounts due from related parties	—	712	(712)	(f	)	—

Total assets	$308,030	$23,901	$39,128			$371,059

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,050	$19	$503	(i	)	$2,572
Accrued compensation	2,158	223	(223)	(f	)	2,158
Other current liabilities	3,740	516	766	(j	)	5,022
DIP financing	—	5,035	(5,035)	(f	)	—
Amounts due to related parties	—	5,906	(5,906)	(f	)	—

Total current liabilities	7,948	11,699	(9,895)			9,752
Long-term debt, less current portion	11,359	—	61,225	(k	)	72,584
Other long-term liabilities	90	648	(648)	(f	)	90
Deferred taxes	10,143	—	—			10,143
Liabilities subject to compromise	—	79,050	(79,050)	(f	)	—

Total liabilities	29,540	91,397	(28,368)			92,569
Commitments and Contingencies
Stockholders’ Equity:
Common stock	480	25	(25)	(f	)	480
Treasury shares	(7,575)	—	—			(7,575)
Additional paid-in capital	348,033	1,584	(1,584)	(f	)	348,033
Accumulated deficit	(62,448)	(69,105)	69,105	(f	)	(62,448)

Total stockholders’ equity	278,490	(67,496)	67,496			278,490

Total liabilities and stockholders’ equity	$308,030	$23,901	$39,128			$371,059

Footnotes for the Unaudited Pro Forma Condensed Consolidated Balance Sheet

(a)	See the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K as of December 31, 2002.

(b)	This column represents the historical balance sheet of the Brill Stations as of November 30, 2002. See the financial statements included elsewhere in this Form 8-K/A.

(c)	The asset purchase price has been preliminarily allocated as follows (in thousands):

Barter accounts receivable	$239
Fixed assets	6,200
FCC licenses	55,829
Goodwill	1,909
Barter accounts payable	(522)
Other current liabilities	(39)

Adjusted purchase price	$63,616

The final allocation of the purchase price will be recorded upon the receipt of independent appraisals of the fixed and intangible assets purchased, which is expected to be completed during the second quarter of 2003. At December 31, 2002, acquisition related costs of approximately $672,000 for the purchase of the Brill Stations were capitalized in the Regent Historical Balance Sheet, pending completion of the transaction.

(d)	At December 31, 2002, Regent had amounts due to Brill of approximately $476,000 for the collection of cash payments on Brill’s accounts receivable balances, which was subsequently paid. Regent did not acquire the cash balances of the Brill Stations.

Cash (in thousands):
Payment to seller for collection of seller accounts receivable	(476)
Historical Brill cash not acquired	(144)

Total	$(620)

(e)	As part of the purchase, Regent acquired the barter accounts receivable of the Brill Stations. Regent did not acquire the historical cash accounts receivable of the Brill Stations.

Accounts receivable (in thousands):
Barter accounts receivable acquired in purchase	$239
Less historical Brill cash accounts receivable not acquired	(333)

Total	$(94)

(f)	Regent purchased primarily the broadcast assets of the Brill Stations. As such, the following assets, liabilities and stockholders’ equity balances were not assumed and have been removed from the pro forma as adjusted balance sheet: other current assets, other assets, net, amounts due from related parties, accrued compensation, DIP financing, amounts due to related parties, other long-term liabilities, liabilities subject to compromise, common stock, additional paid-in capital, and accumulated deficit.

(g)	To reflect the preliminary allocation of the purchase price to property and equipment, goodwill and intangible assets and to reflect associated acquisition related costs.

Property and equipment, net (in thousands):
Portion of purchase price preliminarily allocated to property and equipment	$6,200
Less: historical basis of Brill Stations property and equipment	(8,006)

Total	$(1,806)

Goodwill, net (in thousands):
Portion of purchase price preliminarily allocated to goodwill	$268
Acquisition related costs and broker fees	1,641
Less: acquisition related costs included in Regent historical financial statements at December 31, 2002	(672)

Total	$1,237

Intangible assets, net (in thousands):
Portion of purchase price preliminarily allocated to indefinite—lived FCC licenses	$55,829
Less: historical basis of Brill Stations intangible assets	(13,155)

Total	$42,674

(h)	Brill historically did not separately identify goodwill and FCC licenses.

(i)	As part of the purchase, Regent assumed the barter accounts payable of the Brill Stations, however Regent did not assume the historical cash accounts payable of the Brill Stations.

Accounts payable (in thousands):
Barter accounts payable acquired in purchase	$522
Less: historical Brill cash accounts payable not acquired	(19)

Total	$503

(j)	As part of the purchase, Regent assumed liabilities for capital leases and deferred revenue incurred by Brill and for the payment of acquisition related costs. Regent did not assume the historical other current liabilities of the Brill stations.

Other current liabilities (in thousands):
Acquisition related costs	$969
Liability for capital leases and deferred revenue	173
Prorated expenses settled at close	616
Less: payment of Brill receivables collected by Regent	(476)
Less: historical Brill other current liabilities not acquired	(516)

Total	$766

(k)	Regent borrowed $61.2 million under its credit facility to fund the acquisition of the Brill Stations.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENT COMMUNICATIONS, INC.
(Registrant)

Date: May 12, 2003	By: /s/ ANTHONY A. VASCONCELLOS

Anthony A. Vasconcellos
Senior Vice President and
Chief Financial Officer